SECOND AMENDED LICENSE AGREEMENT dated March 1, 1990, by and between Dr. Stanislaw R. Burzynski ("Dr. Burzynski") with offices at 6221 Corporate Drive, Houston, Texas 77036 and Burzynski Research Institute, Inc. (the "Company"), a Delaware corporation with offices located at 12707 Trinity Drive, Stafford, Texas 77477.

                              W I T N E S S E T H :

     WHEREAS, the Company previously acquired an exclusive license from Dr. Burzynski, dated June 29, 1983 (the "License"), to make, use, distribute, and otherwise exploit antineoplastons, as the same is described in U.S. Patent Serial No. 330,383 (Antineoplastons") and a testing procedure to diagnose cancer and evaluate the progress of cancer therapy as the same is described in U.S. Patent Serial No. 346,291 (the "Testing Procedure") in the United States, Canada and Mexico (the "Territory");

     WHEREAS, Dr. Burzynski and the Company entered into an amended license agreement, dated April 2, 1984 (the "Amended License") which superseded the License; and

     WHEREAS, the Company and Dr. Burzynski desire to amend the Amended License by the terms hereof.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the parties hereto agree that the Amended License shall be amended to read in its entirety as follows:

     1. For purposes of this Agreement, "Licensed Rights" shall be defined as the patent applications and any subsequently issued patents for Antineoplastons and the Testing Procedure as such patents relate to the treatment of cancer, including divisions, continuations and continuation-in-part of these patent applications and patents issued in the Territory and any reissue patents of any such patents in the Territory. Licensed Rights shall also include any and all right, title and interest to Antineoplastons and the Testing Procedure with respect to the use, manufacture, sale, distribution, and sublicense of Antineoplastons in connection with the treatment of cancer in the Territory.

     2. Dr. Burzynski hereby grants to the Company the exclusive Licensed Rights to make, use, sell, distribute and otherwise exploit Antineoplastons and the Testinq Procedure in the Territory and to practice the method covered by any claim of any patent which has issued or which may be issued during the term of this Agreement in connection with the Licensed Rights (the "Method"). The Company may grant a sublicense to others to manufacture and sell Antineoplastons or use the Testing Procedure in the Territory or utilize the Method.

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



Notwithstanding anything herein contained to the contrary, Dr. Burzynski shall be entitled to manufacture, use, sell, distribute and otherwise exploit Antineoplastons in the Territory solely in connection with the treatment of patients in his medical practice until the date on which the United States Federal Drug Administration approves the sale of Antineoplastons for the treatment of cancer in the United States.

     3. Except as set forth in paragraph 2 hereof, this Agreement shall continue until the earlier of the expiration of the last patent included within the Licensed Rights or the termination of this Agreement according to the provisions of paragraph 5 hereof.

     4. During the term of this Agreement, Dr. Burzynski and the Company agree to make available to the other party all research and results thereof, and other information obtained by each party concerning Antineoplastons and the Testing Procedure as such relate to the treatment of cancer.

     5. This Agreement may be terminated by Dr. Burzynski under the following circumstances:

          (a) Bankruptcy Proceedings. Dr. Burzynski may terminate this Agreement in the event the Company files for bankruptcy or is the subject of any proceeding under applicable bankruptcy laws and such proceeding against the Company is not dismissed or discharged within ninety (90) days from the date a petition for bankruptcy is filed.

          (b) Removal as Officer/Director. This Agreement may be terminated in the event Dr. Burzynski is removed as an officer and/or director of the Company without his consent, except where he has been removed for cause by a court of competent jurisdiction. If Dr. Burzynski is no longer able to serve as a director and/or officer of the Company by reason of death or disability, his departure from such offices shall not be deemed to be removal for the purposes of this subparagraph.

          (c) Voting Power. This Agreement may be terminated in the event a person acquires the direct or indirect beneficial ownership of securities of the Company having voting power equal to or greater than the voting power of securities of the Company held directly by Dr. Burzynski or his executors, administrators, successors and heirs; however, this provision shall not apply in the event Dr. Burzynski has made a voluntary transfer or sale of more than 20% of the securities held directly by him. For purposes of this subparagraph, the term "person" shall include a natural person, company, government or instrumentality of a government and any two or more persons with beneficial ownership and acting as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding, controlling or disposing of any security of the Company. The term "beneficial ownership" shall have the meaning set forth in Rule 13d-3 of the General Rules and

     Regulations under the Securities Exchange Act of 1934, as such Rule is in effect on the date hereof.

     6. The Company shall bear all costs for the filing, prosecution, issuance and maintenance of the patents and patent applications included in the Licensed Rights and the Company may prepare, file and prosecute at its expense any application for a division, continuation, continuation-in-part or reissue of the patent applications included in the Licensed Rights.

     7. If during the term of this Agreement, a third party infringes on a claim of a patent included in the Licensed Rights, the Company must enforce the patents against third party infringers at its own expense.

     8. This Agreement is not assignable by either party without the express written consent of the other party. Anything herein to the contrary notwithstanding, this Agreement shall inure to the benefit of Dr. Burzynski's executors, administrators, successors and heirs and the provisions of this Agreement, with the exception of Paragraph 5(c) shall be binding upon such executors, administrators, successors and heirs to the same extent that it was binding upon Dr. Burzynski at the time of his death.

     9. This Agreement is to be governed and construed in accordance with the laws of the State of Delaware.

     10. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior understandings or agreements, oral or written, and shall not be changed or terminated orally. There are no understandings. representations or warranties of any kind not expressly set forth herein or incorporated herein by reference.

     11. The failure of a party to insist upon strict adherence to any provision of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that provision or any other provision of this Agreement.

     12. If any provision of this Agreement shall be deemed invalid or unenforceable, the balance of this Agreement shall remain in effect, and if any provision shall be deemed inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.



                                          /s/ STANISLAW R. BURZYNSKI
                                         -----------------------------------
                                          Stanislaw R. Burzynski
                                          Dated: March 1, 1990




                                         BURZYNSKI RESEARCH INSTITUTE, INC.


                                         By: /s/ STANISLAW R. BURZYNSKI
                                            ---------------------------------
                                            Stanislaw R. Burzynski, President
                                            Dated: March 1, 1990


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